Sheet1

MuniYield Quality Fund, Inc.
File Number: 811-6660
CIK Number: 890196
For the Period Ending: 10/31/2000

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended October 31, 2000.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

08/08/2000	$4,600	Long Island NY Pwr Auth	5.00%	05/01/2033
10/10/2000	1,000	Long Island NY Pwr Auth	5.00	05/01/2033

Last Updated on 12/28/2000
By Karen Lang